Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-225720 on Form S-8 and Registration No. 333-234286 on Form S-3 of Cambridge Bancorp of our report dated March 27, 2020, with respect to the consolidated financial statements of Wellesley Bancorp, Inc. as of and for the years ended December 31, 2019 and 2018 appearing in this Current Report on Form 8-K/A.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

August 6, 2020